New Fortress Energy Names Andrew Dete President NEW YORK--(BUSINESS WIRE)--Oct. 24, 2024-- New Fortress Energy Inc. (NASDAQ: NFE) (“NFE” or the “Company”) is pleased to announce that its board of directors has agreed to appoint Andrew Dete, Managing Director, to the role of President of NFE, joining the senior management team of Chairman and CEO Wes Edens, General Counsel Cameron MacDougall and Chief Financial Officer Chris Guinta. “Andrew has been fundamental to NFE’s commercial growth and development over the past few years, and we are proud to formally appoint Andrew to the role of President as we see him as an integral part of NFE’s future” says Wes Edens. About New Fortress Energy Inc. New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The Company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the Company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world. View source version on businesswire.com: https://www.businesswire.com/news/home/20241024766406/en/ Investors ir@newfortressenergy.com Media press@newfortressenergy.com Source: New Fortress Energy Inc.